UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2010

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Waiver of Stockholders’ Agreement Restrictions

The Company’s founders and certain related parties have historically been subject to selling and transfer restrictions imposed by stockholders’ agreements entered into with the Company and the New Mountain Funds, among others, in connection with the Company’s recapitalization in 2005.

On October 1, 2010, the Company and the New Mountain Funds waived (the “Waiver”) the selling and transfer restrictions imposed by the stockholders’ agreements with respect to shares of the Company’s common stock held by the following persons and trusts (collectively, the “Waived Parties”):

•	Kenneth E. deLaski;

•	Donald deLaski 2008 Grantor Retained Annuity Trust;

•	David deLaski;

•	The Tena Renken deLaski Marital Trust;

•	The Onae Trust;

•	The Daphne Jean deLaski Irrevocable Trust;

•	The Dana Nancy deLaski Irrevocable Trust;

•	Kathleen deLaski; and

•	Edward Grubb.

Under the terms of the Waiver, no more than 50,000 shares may be sold in the aggregate by the Waived Parties in a single day, and no more than 150,000 shares may be sold in the aggregate by the Waived Parties in a single week, except for block trades that occur at prices that are within 10% of the most recent market trade.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	deLaski Waiver Letter Agreement, dated October 1, 2010, among Deltek, Inc., New Mountain Capital and Kenneth deLaski

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel

Exhibit No.	Description

99.1	deLaski Waiver Letter Agreement, dated October 1, 2010, among Deltek, Inc., New Mountain Capital and Kenneth deLaski